TransEnterix, Inc. Announces NYSE MKT Market Listing Plans and Reverse Stock Split

RESEARCH TRIANGLE PARK, N.C., April. 1, 2014 (BUSINESS WIRE) – TransEnterix, Inc. (OTCBB:TRXC), a medical device company that is pioneering the use of flexible instruments and robotics to improve minimally invasive surgery, today announced that it has received authorization to list its common shares on the NYSE MKT. In addition, its Board of Directors has approved a 1-for-5 reverse split of its issued and outstanding shares of common stock, which became effective on March 31, 2014. Trading of the Company’s common shares will reflect the reverse stock split on April 2, 2014.

“The goal of seeking to list on a national exchange is the potential for increased visibility and liquidity as well as access to a larger group of investors and we are pleased to have received NYSE MKT’s authorization today,” said Todd M. Pope, President and Chief Executive Officer of TransEnterix. “We are undertaking the reverse stock split as one step to satisfy the listing requirements.”

TransEnterix’s authorization to list its common stock on the NYSE MKT is subject to the completion of a public offering of common shares and upon the Company meeting all relevant quantitative and qualitative listing criteria of the NYSE MKT.

The reverse stock split will affect all shares of the Company`s common stock outstanding immediately prior to the effective time of the reverse stock split, as well as the number of shares of common stock available for issuance under the Company`s equity incentive plans. In addition, the reverse stock split will effect a reduction in the number of shares of common stock issuable upon the exercise of stock options or warrants outstanding immediately prior to the effectiveness of the reverse stock split, with a proportional increase in the exercise price. Concurrently with the effectiveness of the reverse stock split, a “D” will be appended to the Company’s trading symbol, TRXC, which will be removed after twenty business days, or upon listing on the NYSE MKT, whichever occurs first.

About TransEnterix

TransEnterix is a medical device company that is pioneering the use of flexible instruments and robotics to improve minimally invasive surgery. The company is focused on the development and commercialization of SurgiBot™, a minimally invasive surgical robotic system that allows the surgeon to be patient-side within the sterile field. For more information, visit the company’s website at www.transenterix.com.

Forward Looking Statements

This press release includes statements relating to our listing on the NYSE MKT. These statements and other statements regarding our future plans and goals constitute “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties that are often difficult to predict, are beyond our control, and which may cause results to differ materially from expectations. Factors that could cause our results to differ materially from those described include, but are not limited to, whether we can satisfy the quantitative and qualitative criteria necessary to list on the NYSE MKT, including the completion of a public offering, our ability to complete the 1-for-5 reverse stock split, the successful trading of our common stock post-split, whether we can complete a financing in the first half of 2014 and whether we will be able to bring the SurgiBot system to the market. For a discussion of the most significant risks and uncertainties associated with TransEnterix’s business, please review our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the year ended December 31, 2013, and subsequent SEC reports. You are cautioned not to place undue reliance on these forward looking statements, which are based on our expectations as of the date of this press release and speak only as of the date of this press release. We undertake no obligation to publicly update or revise any forward looking statement, whether as a result of new information, future events or otherwise.

Investor Contact:

Westwicke Partners

Mark Klausner, 443-213-0501

transenterix@westwicke.com